Exhibit 10.32

First Amendment to Securities Purchase Agreement

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of October 27, 2025, by and between DevvStream Corp., an Alberta corporation (the “Company”), and Helena Global Investment Opportunities 1 Ltd., a Cayman Islands exempted company (the “Investor”).

RECITALS

A. The Company and the Investor are parties to that certain Securities Purchase Agreement, dated July 17, 2025, as amended from time to time (the “Purchase Agreement”), pursuant to which the Investor purchased from the Company certain Convertible Promissory Notes (the “Notes”).

B. The Company and the Investor are also parties to that certain Purchase Agreement (ELOC), dated October 29, 2024, as amended by the First Amendment dated March 18, 2025, and the Second Amendment dated August 1, 2025 (collectively, the “ELOC Agreement”).

C. The parties desire to amend the Purchase Agreement to modify the allocation of proceeds from the Company’s draws under the ELOC Agreement that are required to be applied toward repayment of the Notes.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Purchase Agreement

Section 5.7 of the Purchase Agreement (relating to allocation or application of proceeds of financings toward repayment of the Notes) is hereby amended and restated in its entirety to read as follows:

”Repayment of Notes. If the Company issues any debt, including any subordinated debt or convertible debt (other than the Notes), or any Equity Interests for cash as part of a financing transaction (other than Common Shares issued under the ELOC Purchase Agreement), then the Investors will have the option in either case (exercisable in writing by the Requisite Holders) to cause the Company to immediately, utilize 25% of the aggregate proceeds of such issuance to repay the Notes on a pro rata basis based on the amounts owing under Section 1.3 of the Notes.  If the Company issues any Common Shares under the ELOC Purchase Agreement, effective with each such issuance 25% of the proceeds therefrom shall be used to repay the Notes on a pro rata basis based on the amounts owing under Section 1.3 of the Notes.  The Company will notify the Investors no later than two (2) Business Days prior to the public announcement of any such debt or Equity Interest financing and provide the Investors (with the written approval of the Requisite Holders agree) to opportunity to exercise any options as set forth in this section; it being agreed, however, that, notwithstanding such notice to the Investors, the Company shall not be under an obligation to make a public announcement regarding such debt or Equity Interest financing until it is legally required to do so.”

2. Confirmation of Terms

Except as expressly amended herein, all other terms, covenants, and conditions of the Purchase Agreement, Notes, and related Transaction Documents shall remain unmodified and in full force and effect, and are hereby ratified and confirmed in all respects.

3. Governing Law

This Amendment shall be governed by and construed in accordance with the governing law specified in the Purchase Agreement.

4. Counterparts

This Amendment may be executed in one or more counterparts (including by electronic signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

DEVVSTREAM CORP.
By:	/s/Chris Merkel
Name: Chris Merkel
Title: COO

HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.
By:	/s/ Jeremy Weech
Name: Jeremy Weech
Title: Managing Partner

Amendment to Convertible Promissory Note

This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is entered into as of October 27, 2025, by and between DevvStream Corp., an Alberta corporation (the “Maker”), and Helena Global Investment Opportunities 1 Ltd., a Cayman Islands exempted company (the “Holder”).

WHEREAS, the Maker issued to the Holder that certain Convertible Promissory Note dated July 17, 2025 (the “Note”) pursuant to the Securities Purchase Agreement between the parties; and WHEREAS, the parties wish to amend the Note to conform with the amended terms of the Securities Purchase Agreement regarding the allocation of proceeds from ELOC draws.

1. Amendment to Section 1.7 (Use of Proceeds)

Section 1.7 of the Note is hereby amended and restated as follows:
“Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement. Notwithstanding the foregoing, upon receipt of proceeds from any ELOC draw under the Purchase Agreement (ELOC), the Maker shall allocate twenty-five percent (25%) of such proceeds toward repayment or reduction of the outstanding amounts under this Note.”

2. Miscellaneous

Except as expressly amended hereby, all other terms and conditions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

DEVVSTREAM CORP.
By:	/s/Chris Merkel
Name: Chris Merkel
Title: COO

HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.
By:	/s/ Jeremy Weech
Name: Jeremy Weech
Title: Managing Partner